REDEEMABLE WARRANT CERTIFICATE

     THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS. THESE WARRANTS ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 UNDER THE ACT AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OR COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT SUCH

REGISTRATION IS NOT REQUIRED.

Number of Warrants:
Void after: August 11th, 2013
Certificate No.

Lake Victoria Mining Company Inc.

     This is to certify, that , (the “Warrantholder”), for value received, is the registered owner of the above-indicated number of Warrants and is entitled to purchase from LAKE VICTORIA MINING COMPANY, INC. (the “Company” a Nevada corporation, at any time within three years from the date of this Warrant, one fully paid and nonassessable restricted share of Common Stock ($0.00001 par value per share) of the Company at the purchase price of $0.40 per share (the "Exercise Price") in lawful money of the United States of America for every one warrant represented hereby upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company at 1781 Larkspur Dr., Golden, Colorado 80401. The Company has the option of redeeming the Warrants in whole or in part, upon twenty (20) calendar day’s prior written notice to registered Warrantholders. In the event the Warrants are not exercised within twenty (20) days of being called by the Company, the Warrants will expire and may not be exercised thereafter.

This Warrant Certificate is issued subject to the following terms and conditions:

     1. Definitions of Certain Terms. Except as may be otherwise clearly required by the context, the following terms have the following meanings:

     1.1 "Common Stock" means the "restricted" shares of common stock, $0.00001 par value, of the Company.

     1.2 "Company" means LAKE VICTORIA MINING COMPANY, INC., a Nevada corporation.

     1.3 "Exercise Price" means the price at which the Warrantholder may purchase one share of Common Stock (or securities obtainable in lieu of one share of Common Stock) upon exercise of one Warrant as determined from time to time pursuant to the provisions hereof.

     1.4 "Securities" means the securities obtained or obtainable upon exercise of the Warrants or securities obtained or obtainable upon exercise, exchange, or conversion of such securities.

     1.5 "Warrant Certificate" means a certificate evidencing Warrants. 1.6 "Warrantholder" means a record holder of Warrants or Securities. 1.7 "Warrants" means the warrants evidenced by this certificate.

     2. Exercise of Warrants. The Warrants evidenced by this Warrant Certificate may be exercised by surrendering this Warrant Certificate along with the Warrant Exercise Form duly executed by the Warrantholder or by its duly authorized attorney, at the office of the Company at 1781 Larkspur Drive, Golden, Colorado 80401 or at such other officer or agency as the Company may designate, accompanied by payment of $0.40 for each share purchased, in lawful money of the United States. The Securities to be obtained on exercise of the Warrants will be deemed to have been issued, and any person exercising the Warrants will be deemed to have become a holder of record of those securities, as of the date of the surrender of this Warrant Certificate and the payment of the Exercise Price.

     3. Adjustments in Certain Events. The number, class and price of Securities for which this Warrant Certificate may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

     3.1 If the outstanding shares of Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of shares of Common Stock for which the Warrants are then exercisable will be proportionately increased; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock for which the Warrants are then exercisable will be proportionately reduced. The increases and reductions provided for in this Section 3.1 will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this Section 3.1.

     3.2 In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, or other change in the capital structure of the Company, then, as a condition of the change in the capital structure of the Company, lawful and adequate provision will be made so that the holder of this Warrant Certificate will have the right thereafter to receive upon the exercise of the Warrants the kind and amount of shares of stock or other securities or property to which he would have been entitled if, immediately prior to such merger, consolidation, reclassification, reorganization, recapitalization, or other change in the capital structure, he had held the number of shares of Common Stock obtainable upon the exercise of the Warrants. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrants. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant Certificate, if not the Company, agrees to be bound by and comply with the provisions of this Warrant Certificate.

     3.3 When any adjustment is required to be made in the number of shares of Common Stock, other securities, or the property purchasable upon exercise of the Warrants, the Company will promptly determine the new number of such shares or other securities or property purchasable upon exercise of the Warrants and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such shares or other securities or property purchasable upon exercise of the Warrants and (ii) cause a copy of such statement to be mailed to the Warrantholder within thirty (30) days after the date when the event giving rise to the adjustment occurred.

     3.4 No fractional shares of Common Stock or other securities will be issued in connection with the exercise or any Warrants.

     3.5 Notwithstanding anything herein to the contrary, there will be no adjustment made hereunder on account of the sale of the common Stock or other Securities purchasable upon exercise of the Warrants.

     4. Reservation of Securities. The Company agrees that the number of shares of Common Stock and other Securities sufficient to provide for the exercise of the Warrants upon the bases set forth above will at all times during the term of the Warrants be reserved for exercise.

     5. Validity of Securities. All securities delivered upon the exercise of the Warrants will be duly and validly issued in accordance with their terms, and the Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrants.

     6. No Rights as a Shareholder. Except as otherwise provided herein, the Warrantholder will not, by virtue or ownership of Warrants, be entitle to any rights of a shareholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its shareholders.

     7. Notice. Any notices required or permitted to be given hereunder will be in writing and may be served personally or by mail or other comparable delivery service at the address determined below or at such other address as the party receiving notice has theretofore furnished to the notifying party:

If to the Company:	LAKE VICTORIA MINING COMPANY, INC.
1781 Larkspur Drive
Golden, Colorado 80401

If to the Warrant holder:	Robert H. and Shirley B. Norris Real Estate Trust dated 6-29-81
Number One, Moon Mountain Trail
Phoenix, AZ
85023

Any notice given by mail will be deemed effectively given forty-eight (48) hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above. Any notice given by courier or other comparable form of delivery service will be deemed effectively given at the date and time recorded for such delivery in the records of the delivery service.

     8. Applicable Law. This Certificate will be governed by and construed in accordance with the laws of the State of Nevada. Exclusive jurisdiction and venue of any action brought by either party arising from this Warrant will be the state or federal courts of the State of Nevada.

     Dated as of _________________.

LAKE VICTORIA MINING COMPANY, INC.

BY: /s/Roger Newell_
Roger Newell, President